    As filed with the Securities and Exchange Commission on December 18, 2000
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                             RCM TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

            Nevada                                      95-1480559
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation of organization)

                        2500 McClellan Avenue, Suite 350
                        Pennsauken, New Jersey 08109-4613
                    (Address of principal executive offices)

                        2001 Employee Stock Purchase Plan
                            (Full title of the plan)

                                   Leon Kopyt
                      President and Chief Executive Officer
                             RCM Technologies, Inc.
                        2500 McClellan Avenue, Suite 350
                           Pennsauken, NJ 080109-4613
                                 (856) 486-1777
 (Name, Address and Telephone Number, including area code, of Agent for Service)

                                   Copies to:
                           Richard A. Silfen, Esquire
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
    Title of Securities        Number of`           Proposed Maximum      Proposed Maximum
           to be              Shares to be           Offering Price           Aggregate              Amount of
        Registered             Registered             Per Share(1)        Offering Price(1)    Registration Fee (1)
-----------------------------------------------------------------------------------------------------------------------
Common stock,                  500,000(2)               $3.406               $1,703,000               $449.59
$0.05 par value
=======================================================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's common stock, as reported in the Nasdaq National Market on December 14, 2000.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by RCM Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, as amended on Form 10-K/A filed with the Commission on February 28, 2000;

         (b) The Registrant's Transition Report on Form 10-Q for the transition period from November 1, 1999 to December 31, 1999;

         (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (d) The Registrant's Current Report on Form 8-K filed with the Commission on January 28, 2000;

         (e) The description of Registrant's common stock, par value $0.05, contained in the Registrant's Registration Statement filed on Form 10 on March 1, 1982.

         All reports and other documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference from the date of filing of such documents. Any statement contained in a document, incorporated, or deemed to be, by reference herein or contained in this registration statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.


         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes ("NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

         Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 of the NRS further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

         Subsection 1 of Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502 of the NRS, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

         Subsection 2 of Section 78.751 of the NRS provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

         Subsection 3 of Section 78.751 of the NRS provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to said
Section 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the NRS, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

         The Registrant's Articles of Incorporation provide that the Company shall, to the full extent permitted by the NRS, indemnify all persons whom it has the power to indemnify pursuant thereto, including officers and directors of Registrant.

         Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person's status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

         The Registrant's Articles of Incorporation authorize the Registrant to maintain insurance to cover such liabilities. The Registrant has purchased Directors' and Officer's Liability Insurance to protect directors and officers of the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such. The Registrant's policy has an aggregate liability limit of $10,000,000. The Registrant is not required to maintain such insurance and there can be no assurance that the Registrant will continue to maintain such insurance or coverage in such amounts.

          Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the

Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

           Exhibit
            Number                     Exhibit
            ------                     -------
              4         2001 Employee Stock Purchase Plan
              5         Opinion of Schreck Brignone Godfrey
             23.1       Consent of Grant Thornton LLP
             23.2       Consent of Schreck Brignone Godfrey (included in
                        Exhibit 5)
             24         Power of Attorney (included in signature page)

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pennsauken, state of New Jersey on this 19 day of December, 2000.

                                      RCM TECHNOLOGIES, INC.


                                      By: /s/ Leon Kopyt
                                          -------------------------------------
                                          Leon Kopyt
                                          President and Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leon Kopyt, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                            Title                                  Date
           ---------                            -----                                  ----

/s/ Leon Kopyt                        Chairman of the Board of Directors,         December 19, 2000
----------------------------          President and Chief Executive
Leon Kopyt                            Officer (Principal Executive Officer)

/s/ Stanton Remer                      Director, Chief Financial Officer,         December 19, 2000
----------------------------           Treasurer and Secretary (Principal
Stanton Remer                          Financial and Accounting Officer)

/s/ Norman S. Berson                   Director                                   December 19, 2000
----------------------------
Norman S. Berson


/s/ Robert B. Kerr                     Director                                   December 19, 2000
----------------------------
Robert B. Kerr


/s/ Woodrow B. Moats, Jr.              Director                                   December 19, 2000
----------------------------
Woodrow B. Moats, Jr.


/s/ Brian Delle Donne                  Director and Chief Operating Officer       December 19, 2000
----------------------------
Brian Delle Donne

                             RCM TECHNOLOGIES, INC.

                                INDEX TO EXHIBITS


Exhibit Number        Document
--------------        --------

         4            2001 Employee Stock Purchase Plan
         5            Opinion of Schreck Brignone Godfrey
        23.1          Consent of Grant Thornton LLP
        23.2          Consent of Schreck Brignone Godfrey (included in
                      Exhibit 5)
        24            Power of Attorney (included in signature page)